UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2019 (February 6, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Long Term Incentive Plan

On February 6, 2019, the Organizational Development & Compensation Committee (“the Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2019 Long Term Incentive Plan Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including restricted stock units (“RSUs”). Under the LTIP, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board) makes time-based RSU and performance-based RSU awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or other such dollar value as is determined by the Committee. Under the LTIP, a named executive officer’s LTIP award is comprised of 70 -100% of performance-based RSUs and 0-30% time based RSUs. Performance-based RSU awards under the LTIP vest three years from the date of grant conditional upon achievement of performance objectives and continued employment with the Company. Time-based RSU awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant conditional upon continued employment with the Company. The performance-based RSUs awarded may vest at 0% to 200% depending upon the satisfaction of a total shareholder return performance and free cashflow criteria. A copy of the LTIP is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Bonus Program

On February 6, 2019, the Committee used its discretion under the Newell Brands Inc. Management Bonus Plan (the “Bonus Plan”) under the shareholder approved 2013 Incentive Plan to establish the performance criteria for the 2019 bonus awards. For each named executive officer, 2019 bonus awards will be tied to corporate performance goals previously approved by the Company’s shareholders, including adjusted operating cashflow, core sales growth and adjusted earnings per share. Following completion of 2019, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and the Aggregate Corporate Performance Bonus Multiplier (as defined below), in each case based on attainment of applicable corporate performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee.

The “Aggregate Corporate Performance Bonus Multiplier” is a percentage from 0% to 200% determined by the Committee based on specified performance criteria for each applicable 2019 bonus award. The named executive officers participate in the 2019 Bonus Plan with a target payout equal to the percentage of their respective base salary as set forth below. In order to receive their bonuses, participants are generally required to continue to be employed by the Company through at least December 31, 2019. The amount awarded to a named executive officer under the Bonus Plan will range between 0% and 200% of the target payout indicated below, based on the extent to which applicable performance criteria are met.

Name	Target Payout as a Percentage of Base Salary
Michael Polk	150%
Christopher Peterson	100%
William Burke	100%
Bradford Turner	100%

Item 9.01	Financial Statements and Exhibits.

Exhibit

10.1	2019 Long Term Incentive Plan Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019		NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary